029558

NUMBER

FP

SHARES

FIRST PLACE FINANCIAL CORP.

COMMON STOCK
PAR VALUE $0.01

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 33610T 10 9

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

FIRST PLACE FINANCIAL CORP.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, FIRST PLACE FINANCIAL CORP. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:

FIRST PLACE FINANCIAL CORP. CORPORATE SEAL 1998 DELAWARE

VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

PRESIDENT AND CEO

Countersigned and Registered:
REGISTRAR AND TRANSFER COMPANY
(CRANFORD, NJ)
Transfer Agent and Registrar

BY

Authorized Signature